UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2023

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55450	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Medicine Man Technologies, Inc. (the “Company”) makes the following disclosures concerning the appointment of a new Chief Executive Officer and the transition of its former Chief Executive Officer and Executive Chairman to the position of Chairman of the Company’s Board of Directors (the “Board”). The Company received notice of the resignation of Justin Dye as the Company’s Chief Executive Officer effective May 24, 2023. The Company also received notice of Mr. Dye’s resignation as the Executive Chairman of the Board effective May 27, 2023. Mr. Dye’s decision to resign as Executive Chairman of the Board and as the Company’s Chief Executive Officer was not the result of any disagreement with the Company over any of its operations, policies or practices. Effective as of May 27, 2023, the Board accepted Mr. Dye’s resignation as the Executive Chairman of the Board and appointed Mr. Dye as Chairman of the Board. Mr. Dye will continue to serve as a Class B director of the Board until his successor has been duly elected and qualified, subject to his earlier death, resignation, retirement, disqualification, or removal.

In connection with Mr. Dye’s resignations and appointment as Chairman of the Board, the Company entered into an Agreement, dated May 27, 2023, between the Company and Mr. Dye (the “Chairman Agreement”) that governs the terms of Mr. Dye’s appointment as Chair of the Board. The Chairman Agreement supersedes and terminates all previous employment agreements entered into between Mr. Dye and the Company. The Chairman Agreement provides for compensation in the amount of $300,000 per year, payable in (i) cash, (ii) shares of Company common stock, (iii) stock options, or (iv) restricted stock units, at the option of Mr. Dye; the agreement also contains a contingent cash severance obligation in the amount of $350,000 in the event that Mr. Dye is removed from the Chairman position prior to May 27, 2024 other than for Cause (as defined in the Chairman Agreement). The Chairman Agreement also provides for the vesting of 100% of the stock option awards that were granted to Mr. Dye pursuant to his original employment agreements with the Company such that all of Mr. Dye’s stock option awards are fully vested as of the effective date of the Chairman Agreement. The Company will also reimburse Mr. Dye for Company-related travel expenses while Mr. Dye serves as Chairman of the Board and COBRA payments for 18 months following execution of the Chairman Agreement. The Chairman Agreement also contains certain restrictions and covenants, including provisions related to non-solicitation, competition, use of confidential and/or proprietary information, and compliance with applicable Company policies and procedures. The complete terms and conditions of Mr. Dye’s appointment as Chairman of the Board are set forth in the Chairman Agreement, dated May 27, 2023, between the Company and Justin Dye, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On May 24, 2023, the Board appointed Nirup Krishnamurthy, 60, as the Company’s Chief Executive Officer. Mr. Krishnamurthy was first employed by the Company as a consultant starting March 1, 2020, and he previously served as the Company’s Chief Information and Integration Officer from June 2019 to September 2020, Chief Operating Officer from September 2020 to October 2022, and President starting in October 2022. Mr. Krishnamurthy also serves as a Class B director on the Board. Since May 2018, Mr. Krishnamurthy has been a partner with Dye Capital, a private equity firm that focuses on investing in growth companies in disruptive industries and one of the Company’s largest stockholders. In addition to his work with Dye Capital, Mr. Krishnamurthy previously served as managing director of EBIT+ LLC (“EBIT+”), a management consulting firm he founded in January 2016; EBIT+ works with executive management to improve revenues and margins while reducing operating costs. From September 2011 through December 2015, Mr. Krishnamurthy was EVP and Chief Strategy Officer & Chief Information Officer with The Great Atlantic and Pacific Tea Company (“A&P”), a grocery store chain, where he was responsible for the information services, digital commerce, supply chain & logistics, strategic sourcing and retail space planning functions for A&P. Mr. Krishnamurthy has also held senior management positions with companies including Northern Trust Corporation and United Airlines, Inc.

As compensation for his appointment, the Company awarded Mr. Krishnamurthy compensation in the following forms and amounts: (i) $475,000 in base annual salary, (ii) a one-time lump sum bonus payment of $100,000, payable in cash, (iii) options to purchase 800,000 shares of the Company’s common stock at an exercise price of the Company’s closing stock price on May 24, 2023, vesting in four equal installments on the first, second, third, and fourth anniversary of Mr. Krishnamurthy’s appointment, (iv) 1,600,000 restricted stock units vesting in four equal installments on the effective date of Mr. Krishnamurthy’s appointment and the following three anniversaries thereafter, and (v) the opportunity to participate in the Company’s short-term and long-term compensation incentive plans upon adoption and implementation by the Company.

The complete terms and conditions of Mr. Krishnamurthy’s appointment and employment with the Company are set forth in the Amended and Restated Employment Agreement, dated May 24, 2023, between Mr. Krishnamurthy and the Company, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Krishnamurthy is an indirect partial owner of Tella Digital, an entity that provides on-premise digital experience solutions for the Company’s retail dispensary locations. As of December 31, 2022 and 2021, the Company recorded expenses owed to Tella Digital of $382,622 and $214,908, respectively.

Item 7.01 Regulation FD Disclosure.

On May 31, 2023, the Company issued a press release announcing the resignation of Mr. Dye and appointment of Mr. Krishnamurthy as the Company’s Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information under Item 7.01 of this Current Report on Form 8-K and the press release attached as Exhibit 99.1 are being furnished by the Company pursuant to Item 7.01. In accordance with General Instruction B.2 of Form 8-K, the information under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. In addition, this information shall not be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1 *, **, +	Agreement, dated May 27, 2023, by and between Medicine Man Technologies, Inc. and Justin Dye
10.2 +	Amended and Restated Employment Agreement, dated May 24, 2023, by and between Medicine Man Technologies, Inc. and Nirup Krishnamurthy
99.1	Press Release, dated May 31, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

**	Certain information has been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any redacted information to the Securities and Exchange Commission upon request.

+	Indicates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Christine Jones
Date: May 31, 2023		Christine Jones Chief Legal Officer